Blacksands Petroleum Texas, LLC

CORPORATE HQ	O&G OPERATIONS
25025 I-45N, Suite 410	800 Bering, Suite 250
The Woodlands, Texas 77380	Houston, Texas 77057
832.978.6752	713.554.4491
Fax no. 281.298.6001	Fax no. 713.583.1617

August 10, 2010

Via Facsimile
BWiseman@Bonanzaog. com

Mr. Bill Wiseman, President/CEO
Bonanza Oil & Gas Inc.
3417 Mercer, Suite E.
Houston, TX 77027

RE:	Purchase and Sale and Exploration Agreement
Apclark Field (Jackson Well No. 1 and Everett Well No. 7-1H)
1257 acres of land, more or less, being out of
BLK 31, T4N, TNP RRC
Borden County, Texas

Dear Gentlemen,

This Purchase and Sale and Exploration Agreement (the “Agreement ”), when accepted in the manner hereinafter set forth, shall evidence an agreement among Blacksands Petroleum -Texas, LLC hereinafter referred to as “BSPE” and Bonanza Oil & Gas, Inc’s hereinafter referred to as “Bonanza ” with respect to the Westerly Exploration, Inc. operated Jackson Well No. 1 and Everett Well No. 7-1H (“the Wells”) and 1257 acres of land held by production thereby, being more particularly described on Exhibit “A”, (“the Lands”), subject to the following general terms and conditions. BSPE and Bonanza are sometimes hereinafter collectively referred to as the “Parties”.

Now therefore for and in, consideration of the mutual covenants expressed herein the Parties agree to the following;

ARTICLE I
ACQUISITION OF THE WELLS

I.

BSPE agrees to deliver $325,000.00 (“Acquisition Well Costs”) to Bonanza, to be paid upon the acceptance and execution of and by the Parties of the Agreement and the Assignment and Bill of Sale of Wells. Such payment is for all of Bonanza’s right, title and interest in and to the production from the Wells. Bonanza hereby represents that its interest in and to the Wells is 25% gross leasehold working interest with an 18.75% of 8/8ths net revenue interest associated therewith.

II.

Concurrently, with the payment of the Acquisition Well Costs set out in I. above, Bonanza agrees to execute the assignment attached hereto as Exhibit “B” (“Assignment and Bill of Sale of Wells”). The Assignment and Bill of Sale of Wells is effective the first day of August 2010.

ARTICLE II
LEASEHOLD ACQUISITION

I.

BSPE agrees to deliver $135,000.00 (“Acquisition Leasehold Costs”) to Bonanza, to be paid upon the acceptance and execution of and by the Parties of the Agreement and the Partial Assignment of Oil, Gas and Mineral Leases, as consideration for an unencumbered assignment from Bonanza of an 18.875% gross working interest with a 14.15625% of 8/8ths net revenue interest, attributable thereto in the Lands. The effective date of the Assignment is August 1, 2010.

II.

Concurrently, with the payment of the Acquisition Leasehold Costs set out in I. above, Bonanza agrees to execute the assignment attached hereto as Exhibit “C” (“Partial Assignment of Oil, Gas and Mineral Leases”). The effective date of the Partial Assignment of Oil, Gas and Mineral Leases is the first day of August 2010.

ARTICLE III
EXPLORATION

I.

BSPE agrees to carry Bonanza for 2.5% gross leasehold working interest (1.875% net revenue interest) in and to the first well drilled on the Lands (“Test Well”) to the “Sales Point”. To the Sales Point shall be defined as all costs associated with location, drilling, testing, and completing the well, including, if applicable, hydraulic fracturing or other stimulation process, tanks, facilities and flowlines, and other costs associated therewith prior to turning the well to sales (“Carry Point”). All costs and expenses or other obligations associated with Bonanza’s 2.5% gross leasehold working interest after the Carry Point shall be the responsibility and liability of Bonanza. However, not withstanding the provisions herein, in the event the total drilling and completion well costs to Sales Point exceeds $1.6MM to the 8/8ths prior to reaching the Carry Point, BSPE shall have no obligation or responsibility to pay Bonanza’s pro-rata share of the costs exceeding $1.6MM. All costs and expenses over the $1.6MM shall be 22.5% BSPE and 2.5% Bonanza.

At Carry Point the interest of the Parties shall be;

*ACP                        ACP

ENTITY	GWI	NRI
BSPE	22.50%	16.875%
Bonanza	2.50%	1.875%
	25.00%	18.750%

* After Carry Point

II.

In addition, BSPE agrees to deliver to Bonanza a 3.75% gross leasehold working interest (with a 2.8125% net revenue associated therewith) Back-in at 100% Payout on the Test Well drilled on the Lands. As used herein, the term “Payout” shall be based on a well basis, and shall be effective on the first day of the month following the month in which payout occurs. Payout is defined as and shall mean that point in time when 100% of (i) all of BSPE costs and expenses associated with the Test Well, including but not limited to BSPE’s leasehold acquisition costs, and (ii) the costs of drilling, completing, testing, stimulating, equipping and operating the Test well, after all ad valorem taxes, production taxes, and all leasehold burdens have been deducted/recouped from production therefrom. Any recompletion, reworking, including but not limited to rod jobs, motor replacements testing and stimulation or plugging back operation conducted on the Test Well therefore, prior to Payout, shall be deemed as part of the costs of operation of such Test Well and the costs for same shall be added to the monies to be recouped until Payout occurs and one hundred percent (100%) of the costs of such recompletion, reworking, or plugging back operation have been recouped.

At payout the interest of the Parties shall be;

	*APO	APO
ENTITY	GWI	NRI

BSPE	18.75%	14.0625%

Bonanza	6.25%	4.6875%
	25.00%	18.7500%

* After Payout

Within 30 days after Payout, BSPE agrees to deliver to Bonanza an unencumbered Partial Assignment of Wellbore representing Bonanza’s additional 3.5% working interest (2.8125% net revenue interest) in and to the Test Well.

ARTICLE IV
SUBSEQUENT OPERATIONS AND DRILL WELLS

The interest of the Parties in all subsequent and additional test wells shall be as follows;

	APO	APO
ENTITY	GWI	NRI

BSPE	18.75%	14.0625%

Bonanza	6.25%	4.6875%
	25.00%	18.7500%

All proposed subsequent wells and procedures shall be in accordance of the controlling Joint Operating Agreement.

ARTICLE V
CONFIDENTIAL

This Agreement and the contents are intended to be confidential and are not to be discussed with or disclosed to any third party, except as may be required by law. Any information, including but not limited to financial, land, geological, engineering and production data made available to either of the Parties pertaining to the Wells and /or the Land or this Agreement will be held in strictest confidence (except such information that is available to the public).

ARTICLE VI
ENTIRE AGREEMENT

This Agreement (including the Exhibits attached hereto) constitutes the entire understanding , Wells between the Parties with respect to the Lands and the superseding all negotiations, prior discussions and prior agreements and understandings relating to the Lands and the Wells . This Agreement may be supplemented, altered, amended, modified or revoked in writing only, signed by the Parties hereto.

ARTICLE VII
BINDING EFFECT

This Agreement shall constitute a binding and enforceable agreement between the Parties and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

ARTICLE VIII
INTERPRETATION

     This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof, and shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors, and assigns, and shall supersede all prior oral and written agreements between the Parties in connection with the subject matter thereof.

ARTICLE IX
LIABILITIES

The liabilities of the Parties hereto shall be several and not joint or collective.

ARTICLE X
TERMINATION

In the event this Agreement is not executed by the Parties hereto on or before the 13th day of August 2010 at 5pm, this Agreement shall expire and be considered null and void and for all purposes being deemed as never having been in force or effect.

ARTICLE XI
ASSIGNABILITY

No transfer of a Party’s rights or obligations under this Agreement shall be effective as to the other Parties or to the respective transferee, unless and until such prospective transferee shall have first (a) been, Agreement furnished with a copy of this together with all exhibits hereto, and (b) agreed in writing to assume, observe and perform its proportionate part of all the terms, provisions, covenants,, Agreement conditions and obligations contained in this and (c) prior to said assignment, said Party making such transfer is current on all bills to date as outlined herein and in accordance . JOA with the

ARTICLE XII
HEADINGS

The article and paragraph Agreement . headings used in this Agreement are inserted for convenience only and shall not be regarded in construing this

ARTICLE XIII
TAXATION

This Agreement is not intended to create, and shall not be construed to create, a relationship, a partnership, or an association for profit between or among the Parties hereto. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective, or that this Agreement and operations hereunder shall not constitute a partnership, of for Federal Income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party hereby affected elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1986, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Any operator designated under the terms of this Agreement is authorized and directed to execute on behalf of each Party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761 -(2). Should there by any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No Party shall give any notices or take any other action inconsistent with the election made thereby. If any present or future income tax laws of the State in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each Party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE XIV
MULTIPLE COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

ARTICLE XV
LIENS

1.

Bonanza represents that it has paid all outstanding invoices to the operator (Westerly) associated with the Lands and the Wells up to the Effective Date. In addition, Bonanza represents that there are no liens and/or encumbrances affecting the Lands and/or the Wells.

This Agreement is specifically subject to Bonanza having written and recordable instruments releasing the liens/encumbrances on and to the Lands and the Wells.

The provisions of this Agreement shall constitute covenants running with the land.

IN WITNESS WHEREOF, this instrument is executed effective as of the date first day of August 2010 (“Effective Date”).

Blacksands Petroleum -Texas, LLC

/s/ David DeMarco

Name: David DeMarco
Title: CEO
Date: August 13, 2010

Bonanza Oil and Gas

/s/ Bill Wiseman
Name: Bill Wiseman
Title: President
Date: August 13, 2010

EXHIBIT “A”
LEGAL DESCRIPTION

Borden County, Texas

Instrument
Lessor	Lessee	Type	Legal Description	Lease Date	Volume/Page
Murray Anne Andersen	Charles Weiner	Lease	Sec. 8-Blk 31, T4N & W/2 Sec. 46 Blk-31-T5N-T&P Ry Co Sy	1/16/2006	296/638
Marie Jackson Dunkinson	Charles Weiner	Lease	Sec. 8-Blk 31, T4N & W/2 Sec. 46 Blk-31-T5N-T&P Ry Co Sy	1/16/2006	296/6335
Buena Jackson Shultz	Charles Weiner	Lease	Sec. 8-Blk 31, T4N & W/2 Sec. 46 Blk-31-T5N-T&P Ry Co Sy	1/16/2006	296/632
Catherine Tanner	Charles Weiner	Lease	Sec. 8-Blk 31, T4N & W/2 Sec. 46 Blk-31-T5N-T&P Ry Co Sy	1/16/2006	296/828
Curtiss Jackson	Charles Weiner	Lease	Sec. 8-Blk 31, T4N & W/2 Sec. 46 Blk-31-T5N-T&P Ry Co Sy	1/16/2006	296/825
Don Jackson	Charles Weiner	Lease	Sec. 8-Blk 31, T4N & W/2 Sec. 46 Blk-31-T5N-T&P Ry Co Sy	1/16/2006	296/822
Wendy Ann Perry	Charles Weiner	Lease	Sec. 8-Blk 31, T4N & W/2 Sec. 46 Blk-31-T5N-T&P Ry Co Sy	12/13/2005	296/654
R.M. Livestock Ltd., W.D. (Dewey) Everett Tr	Charles Weiner	Lease	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	3/7/2006	296/641
R.M. Livestock Ltd., W.D. (Dewey) Everett Tr	Charles Weiner	Extension	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	3/1/2009	309/144
R.M. Livestock Ltd., W.D. (Dewey) Everett Tr	Charles Weiner	Amendment	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	2/21/2008	304726
Belinda K. Johnson	Charles Weiner	Lease	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	3/7/2006	296/628
Belinda K. Johnson	Charles Weiner	Amendment	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	9/7/2008	306697
Vanette Everett	Charles Weiner	Lease	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	3/7/2006	296/624
Vanette Everett	Charles Weiner	Amendment	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	2/21/2008	306/699
Jimmy Don Everett	Charles Weiner	Lease	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	3/7/2006	296/620

Jimmy Don Everett	Charles Weiner	Amendment	Sec. 17;18; N/2, SE/4 Sec.7-Blk 31-T4N-T&P Ry Co Sy	2/21/2008	306/701
Florence Marie Hall Trust, by Bank of America, N.A. Trustee	Charles Weiner	Memorandum	SE/4 Sec. 7, N 400 acres Sec. 17 and all of Sec. 18 & 19 Blk 31-T4N-T&P Ry Co. Survey	1/16/2008	304/733
American National Insurance Company	Charles Weiner	Lease	Sec 45: 157.71 acs (NE/4) - Blk 31 - T5N - T&P Ry

EXHIBIT “B”

ASSIGNMENT
AND BILL OF SALE OF WELLS

STATE OF TEXAS	§
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BORDEN	§

          That, Bonanza Oil & Gas, Inc. a ________ Corporation, whose address is 3417 Mercer, Suite E., Houston, Texas 77027 (“Assignor”) in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, subject to the reservations hereinafter set out, does hereby assign, transfer, convey, sell and deliver unto Blacksands Petroleum Texas, LLC, a Texas corporation, whose address is 800 Bering, Suite 250 Houston, Texas 77057 (“Assignor”), its successors and assigns, a 25% leasehold working interest with a 18.75% of 8/8ths net revenue interest associated therewith (“the Interest”) in and to the Jackson Well No. I and Everett Well No. 7-1H (“the Wells”) located on the Oil, Gas and Mineral Leases and amendments thereto and extensions thereof (hereinafter called “Said Leases”) situated in Borden County, Texas, and more fully described on Exhibit “A”, attached hereto and made a part hereof for all purposes, together with all of Assignor’s share of production, if any, from the Wells and like interest in all personal property, fixtures and equipment including but not limited to the Wells, Surface Facilities, Pipelines, Flowlines and all other equipment and personal properties located on and used or obtained in connection therewith.

          This Assignment and Bill of Sale of Wells is subject to;

(i)	The terms and provisions of the Notice of Operating Agreement between Westerly and Lucas recorded in Book 0301, Page 682 of the records of Borden County, Texas; and
(ii)	The Purchase and Sale and Exploration Agreement dated August 5, 2010 between Blacksands Petroleum-Texas, Inc. and Bonanza Oil and Gas, Inc; and
(iii)

That certain Assignment and Bill of Sale made effective the 5th day of February 2008 by and between Lucan Energy, Inc. as Assignor and Bonanza Oil and Gas, Inc. as Assignee, recorded in Volume 0303, Page 786 in the Official Records in Borden County, Texas; and

(iv)
(v)	All applicable rules, regulations or laws of the state or federal agency or body having jurisdiction over Said Leases and the Wells.

          Assignor, its successor and assigns, for the same consideration, does hereby agree to WARRANT and DEFEND the Interest therein assigned unto said Assignees, their successors, legal representatives and assigns, against the lawful claims and demands of all persons whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, and no further.

          This Assignment and Bill of Sale of Wells may be executed in several counterparts, each of which when so executed shall be deemed an original and all such counterparts when taken together, shall constitute one and the same instrument. For recordation purposes, the separate signature pages and acknowledgements may be affixed to the body of the original instrument without the necessity of recording each separate counterpart in its entirety.

          IN WITNESS WHEREOF, Assignor has executed this instrument on this ____ day of August, 2010, to be effective August 1, 2010.

ASSIGNOR:

BONANZA OIL AND GAS, INC.

By: ___________________________________
          Bill Wiseman, president

ASSIGNEE:

BLACKSANDS PETROLEUM-TEXAS, INC.

By: ____________________________________
           David V. DeMarco, CEO

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the ___ day of __________, 2010, by Bill Wiseman as president, of Bonanza Oil and Gas, Inc. a __________ corporation, on behalf of said corporation.

          I have hereunto set my hand and official seal this ___ day of __________, 2010.

Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the ___ day of __________, 2010, by David DeMarco as chief executive officer, of Blacksands Petroleum-Texas, LLC, a Texas Limited Liability Corporation, on behalf of said corporation.

          I have hereunto set my hand and official seal this ___ day of __________, 2010.

Notary Public, State of ___________

EXHIBIT “C”

PARTIAL ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BORDEN	§

          THAT, BONANZA OIL AND GAS, INC. a _______corporation, whose address is 3417 Mercer, Suite E., Houston, Texas 77027 (hereinafter referred to as “Assignor”), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does herby bargain, sell, transfer, assign and convey unto BLACKSANDS PETROLEUM-TEXAS, LLC, a Texas Corporation whose address is 800 Bering, Suite 250, Houston, Texas 77057 (hereinafter referred to as “Assignee”), 18.75% leasehold working interest with a 14.0625% net revenue interest attributable thereto (“the Interest”) in and to those Oil, Gas and Mineral Leases, described in Exhibit “A” (“the Leases”), attached hereto and made a part hereof for all purposes.

          Partial Assignment of Oil, Gas and Mineral Leases is made subject to the terms and provisions contained in the Leases, and further subject to the following;

1.)

That certain Assignment and Bill of Sale made effective the 5th day of February 2008 by and between Lucan Energy, Inc. as Assignor and Bonanza Oil and Gas, Inc. as Assignee, recorded in Volume 0303, Page 786 in the Official Records in Borden County, Texas; and

2.)	The terms and provisions of the Notice of Operating Agreement between Westerly and Lucas recorded in Book 0301, Page 682 of the records of Borden County, Texas; and
3.)	The Purchase and Sale and Exploration Agreement dated August 5, 2010 between Blacksands Petroleum-Texas, Inc. and Bonanza Oil and Gas, Inc; and
4.)	All applicable rules, regulations or laws of the state or federal agency or body having jurisdiction over the Leases and the Interests.

          Assignees agree to obligate themselves to assume and discharge their proportionate shares of the express or implied obligations and liabilities imposed upon the Lessees under the terms and provisions of the Leases affected hereby the same as though Assignees had originally been named a Lessee in the Leases and agree to hold Assignor harmless from its failure to do so, to the extent provided for herein.

          TO HAVE AND TO HOLD same unto Assignee, together with all and singular rights and appurtenances thereto in any way belonging, unto Assignee, its successors and assigns, forever and Assignor hereby binds itself, its heirs, successors and assigns, to warrant and forever defend all and singular rights in the Leases and the Interest unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through and under Assignor, but not otherwise.

          IN WITNESS HERE OF, this instrument is executed and made effective this 1st day of August, 2010.

ASSIGNOR:

BONANZA OIL AND GAS, INC.

___________________________
Bill Wiseman, president

ASSIGNEE:

BLACKSANDS PETROLEUM-TEXAS, LLC

___________________________
David De Marco, CEO

STATE OF TEXAS
COUNTY OF HARRIS

          This instrument was acknowledged before me on the ___day of _____________, 2010, by Bill Wiseman, as president of Bonanza Oil and Gas, LLC, a Nevada Corporation, on behalf of said Corporation.

____________________________
Notary Public, State of Texas

STATE OF TEXAS
COUNTY OF HARRIS

          This instrument was acknowledged before me on the ___day of _____________, 2010, by David DeMarco, as chief executive officer of Blacksands Petroleum-Texas, LLC, a Texas Limited Liability Corporation, on behalf of said Corporation.

____________________________
Notary Public, State of Texas